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                                                                    Exhibit 99.1




      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



G. THOMAS BOWERS, Chief Executive Officer and TERRY L. HAMMOND, Chief Financial Officer of Savings Bank of the Finger Lakes (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2002 and that to the best of his knowledge:

         (1) the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



August 12, 2002                /s/G. Thomas Bowers
---------------                -----------------------------------------------
Date                                    G. Thomas Bowers,
                                        Chief Executive Officer


August 12, 2002                /S/Terry L. Hammond
---------------                -----------------------------------------------
Date                                    Terry L. Hammond,
                                        Chief Financial Officer



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